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                                                                     EXHIBIT 2.2

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment") is made as of May 6, 2003 by and among Univest National Bank and Trust Co., a national banking association ("Parent"), UNB Acquisition, Inc., a Pennsylvania business corporation ("Temporary Corp."), UNB Interim Acquisition Bank, a Pennsylvania chartered interim bank ("Interim Bank"), and First County Bank, a Pennsylvania chartered commercial bank ("First County").

                                   Background

         An Amended and Restated Merger Agreement was executed by Univest National Bank and Trust Co., UNB Acquisition, Inc. and First County Bank as of March 24, 2003 (the "Merger Agreement"). Because of a change in regulatory position, it is required that the "Merger Sub" (as defined in the Merger Agreement) be a Pennsylvania interim bank instead of a Pennsylvania business corporation as presently provided in the Merger Agreement. Therefore, a Pennsylvania interim bank has been incorporated by Parent under the name "UNB Interim Acquisition Bank" which will have no assets (other than a minimum amount of required capital), no liabilities and no business activity, to act in substitution for Temporary Corp. under the Merger Agreement. Accordingly, the parties hereto wish to effect an assignment of all of the rights and obligations of Temporary Corp. under the Merger Agreement to Interim Bank and to have Interim Bank agree to accept, assume and perform such rights and obligations.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein the parties, intending to be legally bound hereby agree as follows:

   1. The Background section of this Assignment is hereby incorporated in this Assignment by reference. Temporary Corp. here assigns and transfers all of its right, title and interest in and to all of its rights and obligations under the Merger Agreement to Interim Bank. Interim Bank hereby agrees to accept, assume, perform and be bound by all such rights and obligations under terms of the Merger Agreement and to act in compliance therewith. Parent and First County hereby consent to the said assignment and assumption.

   2. The definition of Merger Sub in the Merger Agreement shall mean and refer exclusively to Interim Bank. Wherever in the Merger Agreement reference is made to the term "Merger Sub" it shall mean and refer solely to Interim Bank. Temporary Corp. shall have no further interest of any kind whatsoever in or under the Merger Agreement.

   3. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their successors.

   4. This Assignment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

   5. This Assignment shall be governed by and construed in accordance with domestic and internal law of the Commonwealth of Pennsylvania.

                             SIGNATURE PAGE FOLLOWS

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         IN WITNESS WHEREOF, the parties hereto have caused this Assignment
Agreement to be executed by their duly authorized officers as of the day and year first-above written.

                                            UNIVEST NATIONAL BANK AND TRUST CO.

                                            By: /s/ William S. Aichele
                                                --------------------------------
                                                  William S. Aichele, President

                                            UNB ACQUISITION, INC.

                                            By: /s/ William S. Aichele
                                                --------------------------------
                                                  William S. Aichele, President

                                            UNB INTERIM ACQUISITION BANK

                                            By: /s/ William S. Aichele
                                                --------------------------------
                                                  William S. Aichele, President

                                            FIRST COUNTY BANK

                                            By: /s/ John D. Harding
                                                --------------------------------
                                                   John D. Harding, President